Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in Registration Statement Nos. 333-88455, 333-88457 and 333-88473 on Form S-8 and Nos. 333-102942 and 333-108541 on Form S-3 of Community Bancorp Inc. in our report dated March 11, 2005, relating to the financial statements of Community Bancorp Inc. and report of management on internal control over financial reporting, appearing in this Annual Report on Form 10-K of Community Bancorp Inc., for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

March 11, 2005